EXHIBIT 17


                              Dated 22 January 2003

                       STRICTLY PRIVATE AND CONFIDENTIAL


                   (1) CAMBRIDGE ANTIBODY TECHNOLOGY GROUP PLC

                   (2) OXFORD GLYCOSCIENCES PLC


                       -----------------------------------
                                MERGER AGREEMENT
                       -----------------------------------


                                   ----------
                                      MAYER
                                   ----------
                                      BROWN
                                   ----------
                                      ROWE
                                   ----------
                                      & MAW
                                   ----------

                                     LONDON

                                    CONTENTS

Clause           Subject Matter                                             Page

  1.       Interpretation                                                    1
  2.       Press Announcement                                                4
  3.       Conditions                                                        4
  4.       Invoking Conditions                                               5
  5.       Implementation of the Transaction                                 6
  6.       Options                                                           6
  7.       Termination                                                       6
  8.       Confidentiality                                                   7
  9.       Costs and Expenses                                                7
  10.      Entire Agreement                                                  7
  11.      Invalidity                                                        7
  12.      Amendments, Variations and Waivers                                7
  13.      Counterparts                                                      8
  14.      Notices                                                           8
  15.      No Assignment                                                     8
  16.      Third Party Rights                                                8
  17.      Governing Law and Jurisdiction                                    8

Schedules

1.         Scheme Conditions
2.         Sequence of Events

                                MERGER AGREEMENT

DATE: 22 January 2003

PARTIES:

(1) CAMBRIDGE ANTIBODY TECHNOLOGY GROUP PLC a company incorporated in England (registered number 03234033) whose registered office is at Milstein Building, Granta Park, Cambridge, CB1 6GH ("Cambridge"); and

(2) OXFORD GLYCOSCIENCES PLC a company incorporated in England (registered number 02723527) whose registered office is at The Forum, 86 Milton Park, Milton, Abingdon, Oxfordshire, 0Xl4 4RY ( "Oxford").

BACKGROUND:

(A) The parties intend to announce proposals for the merger of their respective groups to be effected by means of a scheme of arrangement under section 425 of the Companies Act on the terms set out in the Press Announcement.

(B) The parties have agreed to take certain steps to implement the Scheme and to enter into this Agreement to record their respective obligations relating to the implementation of such Scheme.

IT IS AGREED that:

1.    INTERPRETATION

1.1   Definitions

      In this Agreement and in the section entitled "Background" above:

      "Agreed Terms" means, in relation to any document, that document in the terms agreed between the parties and signed or initialled for identification purpose only by or on behalf of each party prior to the execution of this Agreement;

      "Board" means the Cambridge Board or the Oxford Board, as the context requires;

      "Break Fee Agreement" means the agreement between Cambridge and Oxford dated of even date setting out a break fee arrangement between the parties;

      "Business Day" means a day (not being a Saturday or Sunday) when banks generally are open in the City of London for the transaction of general banking business other than for the settlement of euro;

      "Cambridge ADSs" means American Depositary Shares, each representing one Cambridge Share;

      "Cambridge Conditions" means those of the Merger Conditions that relate to Oxford, the Oxford Group or the Wider Oxford Group;

      "Cambridge EGM" means the extraordinary general meeting of Cambridge to be convened in connection with the Merger to consider the Cambridge Resolutions, including any adjournment of that meeting;

      "Cambridge Group" means Cambridge and its subsidiary undertakings and "member of the Cambridge Group" shall be construed accordingly;

      "Cambridge Listing Particulars" means listing particulars to be published by Cambridge in respect of the New Cambridge Shares and New Cambridge ADSs;

      "Cambridge Resolutions" means the ordinary resolutions to approve, amongst other things, the Merger and its implementation and the Related Party Transaction;

      "Cambridge Shareholder Circular" means a circular to be sent by Cambridge to, amongst other people, holders of Cambridge Shares and holders of Cambridge ADSs incorporating a notice convening the Cambridge EGM;

      "Cambridge Shares" means the existing issued ordinary shares of 10p each in the capital of Cambridge;

      "Code" means The City Code on Takeovers and Mergers;

      "Companies Act" means the Companies Act 1985 (as amended);

      "Conditions" means the Scheme Conditions and Merger Conditions;

      "Confidentiality Letter" means the letter dated 9 December 2002, from Cambridge to Oxford containing mutual confidentiality undertakings from each of Cambridge and Oxford;

      "Court" means the High Court of Justice of England and Wales;

      "Court Meeting" means the meeting of the shareholders of Oxford convened by direction of the Court pursuant to section 425 of the Companies Act to consider and, if thought fit, approve the Scheme, including any adjournment of that meeting;

      "Effective Date" means the date on which the Scheme becomes effective pursuant to the Order and the Merger completes;

      "Hearing Date" means the date of the hearing by the Court of the Petition;

      "Long Stop Date" means 30 April 2003;

      "Merger" means the proposed merger of Oxford with Cambridge to be effected by way of the Scheme;

      "Merger Conditions" means the conditions to the Merger set out in section 2 of appendix I to the Press Announcement; and

      "Merger Documents" means the Cambridge listing Particulars, the Cambridge Shareholder Circular and the Scheme Document and being the principal documents to give effect to the Merger;

      "New Cambridge ADSs" means American Depositary Shares, each representing one New Cambridge Share;

      "New Cambridge Shares" means the new ordinary shares of 10p each in Cambridge to be issued under the Scheme;

      "Non Solicitation Agreement" means the agreement between Cambridge and Oxford dated of even date setting out certain non-solicitation undertakings by Oxford;

      "Order" means the order of the Court sanctioning the Scheme under section 425 of the Companies Act and confirming the reduction of share capital under section 137 of the Companies Act;

      "Oxford ADSs" means American Depositary Shares, each representing one Oxford Share;

      "Oxford Conditions" means those of the Merger Conditions that relate to Cambridge, the Cambridge Group or the Wider Cambridge Group;

      "Oxford Court Resolution" means the resolution to approve the Scheme;

      "Oxford EGM" means the extraordinary general meeting of Oxford to be convened in connection with the Scheme, to be held on the same date as the Court Meeting, to consider and, if thought fit, approve the Oxford EGM Resolution, including any adjournment of that meeting;

      "Oxford EGM Resolution" means the special resolution to approve, amongst other things, the cancellation of the entire issued share capital of Oxford, the alteration of Oxford's articles of association and such other matters as may be necessary to implement the Merger;

      "Oxford Group" means Oxford and its subsidiary undertakings and "member of the Oxford Group" shall be construed accordingly;

      "Oxford Options" means options granted under the Oxford Share Schemes;

      "Oxford Resolutions" means the Oxford Court Resolution and the Oxford EGM Resolution;

      "Oxford Shares" means issued ordinary shares of 5p each in the capital of Oxford;

      "Oxford Share Schemes" means the Oxford Glycosystems Limited 1989 Share Option Scheme, the Oxford Glycosystems Group plc 1994 Share Option Scheme, the Oxford Glycosciences Sharesave Scheme and the Oxford Glycosciences Executive Share Option Scheme;

      "Panel" means the Panel on Takeovers and Mergers;

      "Petition" means the petition applying to the Court for the Order;

      "Press Announcement" means the press announcement containing details of the Merger in the Agreed Terms;

      "Related Party Transaction" means the proposed issue of New Cambridge Shares to Fidelity pursuant to the Scheme;

      "Scheme" means a scheme of arrangement under section 425 of the Companies Act to be entered into by Oxford and its shareholders pursuant to which (amongst other things) the Oxford Shares will be cancelled under section 135 of the Companies Act and the resulting reserve will be applied in paying up in full, at par, the same number of new shares as the Oxford Shares which have been cancelled, which new shares shall be allotted and issued credited as fully paid to Cambridge, conditional upon which Cambridge will allot and issue to the former shareholders of Oxford, New Cambridge Shares credited as filly paid on the basis set out in the Press Announcement;

      "Scheme Conditions" means the conditions to the implementation of the Scheme set out in Schedule 1 (Scheme Conditions);

      "Scheme Document" means a circular to be despatched to shareholders of Oxford and holders of Oxford ADSs, including an explanatory statement from Goldman Sachs International in accordance with section 426 of the Companies Act;

      "Sequence of Events" means the sequence of events and indicative timetable set out in Schedule 2 (Sequence of Events);

      "Substantial Interest" means a direct or indirect interest in 20 per cent. or more of the voting equity capital of an undertaking;

      "UKLA" means the UK Listing Authority, being the Financial Services Authority in its capacity as the competent authority for the purposes of the Financial Services and Markets Act 2000.

      "Wider Cambridge Group" means Cambridge and the subsidiaries and subsidiary undertakings of Cambridge and associated undertakings, including any joint venture, partnership, firm or company in which any member of the Cambridge Group is interested or any undertaking in which Cambridge and such undertakings (aggregating their interests) have a Substantial Interest; and

      "Wider Oxford Group" means Oxford and the subsidiaries and subsidiary undertakings of Oxford and associated undertakings, including any joint venture, partnership, firm or company in which any member of the Oxford Group is interested or any undertaking in which Oxford and such undertakings (aggregating their interests) have a Substantial Interest.

1.2   Contents page and headings

      In this Agreement, the contents page and headings are included for convenience only and shall not affect the interpretation or construction of this Agreement.

1.3   Meaning of references

      In this Agreement, unless the context requires otherwise, any reference to:

      (a) a party or the parties is to a party or the parties (as the case may be) to this Agreement;

      (b) a Clause or a Schedule is to a Clause of or a Schedule to this Agreement and to a Part or a Paragraph of a Schedule is to a part or a paragraph of that Schedule;

      (c) this Agreement includes the Schedules, which form part of this Agreement for all purposes;

      (d) a statute or statutory provision includes any consolidation, re-enactment, modification or replacement of the same;

      (e) the masculine, feminine or neuter gender respectively includes the other genders and any reference to the singular includes the plural (and vice versa);

      (f) a company shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established;

      (g) writing shall include any modes of reproducing words in a legible and non-transitory form.

1.4   No restrictive interpretations

      In this Agreement general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things.

1.5   Companies Act definitions

      In this Agreement, unless the context otherwise requires any word and expression defined in the Companies Act and not defined in this Agreement shall bear the meaning ascribed to it in that Act.

2.    PRESS ANNOUNCEMENT

2.1   Release of Press Announcement

      The parties shall instruct their respective bankers to release the Press Announcement at or before 7.00 am on 23 January 2003 or at such other time and date as may be agreed between them.

3.    CONDITIONS

3.1   Conditions to be satisfied prior to the Order being granted

      Without prejudice to the remainder of this Clause 3, the obligations of the parties to implement the Merger are subject to the satisfaction (or, where permissible, waiver) of the Conditions and Oxford undertakes that it will not file the Order with the Registrar of Companies unless all the Conditions (other than the Scheme Condition set out at paragraph (d) of Schedule 1) are satisfied (or, where permissible, waived) before the Court grants the Order.

3.2   Conditions to be satisfied prior to the Scheme becoming effective

      Without prejudice to the remainder of this Clause 3, the obligations of the parties to implement the Merger are subject to the satisfaction of the Scheme Conditions set out at paragraphs (d) and (e) of Schedule 1 by no later than the Long Stop Date.

3.3   Co-operation of parties

      Each party agrees to use its reasonable endeavours to achieve the satisfaction of the Scheme Conditions set out opposite its name in
      Schedule 1 (Scheme Conditions) as soon as reasonably practicable after the date of this Agreement and to co-operate and provide reasonable assistance to the other party.

3.4   Reasonable endeavours

      The parties agree that, for the purposes of Clause 3.3 and Clause 5.1, the only circumstances in which a party will be relieved of its obligations to use reasonable endeavours are where:-

      (a)   in the case of Oxford:-

            (i)   the Oxford Resolutions are not approved by its shareholders;
                  or

            (ii) an announcement is made by a third party, which is not acting in concert with Cambridge, and is not a member of the Cambridge Group, at any time up to and including the Effective Date of:-

                  (A) an intention to make an offer (whether or not subject to pre-conditions) for Oxford pursuant to Rule 2.4 or 2.5 of the Code; or

                  (B) any other proposal to Oxford, or its shareholders, which involves a reverse takeover (as such term is defined in Rule 3.2 (note 2) of the Code) or a change of control of Oxford;

                  which offer or proposal the Board of Oxford, in exercise of their fiduciary duties, believe to be in the best interests of Oxford and its shareholders; or

            (iii) there has been a breach of an Oxford Condition in
                  circumstances where it could be invoked under clause 4 and which has not been waived by Oxford; and

      (b)   in the case of Cambridge:-

            (i) the Cambridge Resolutions are not approved by its shareholders; or

            (ii) an announcement is made by a third party, which is not acting in concert with Oxford, and is not a member of the Oxford Group, at any time up to and including the Effective Date of:

                  (A) an intention to make an offer (whether or not subject to pre-conditions) for Cambridge pursuant to Rule 2.4 or
                        2.5 of the Code; or

                  (B) any other proposal to Cambridge, or its shareholders, which involves a reverse takeover as such term is defined in Rule 3.2 (note 2) of the Code or a change of control of Cambridge which offer or proposal the Board of Cambridge, in exercise of their fiduciary duties, believe to be in the best interests of Cambridge and its shareholders; or

            (iii) there has been a breach of a Cambridge Condition in
                  circumstances where it could be invoked under clause 4 and which has not been waived by Cambridge.

4.    INVOKING CONDITIONS

4.1 Cambridge shall only be entitled to invoke a Cambridge Condition if the Panel has determined that it is entitled to do so.

4.2 Oxford shall only be entitled to invoke an Oxford Condition in circumstances where it would be able to invoke the condition if it were an offeror for Cambridge in an offer governed by the Code.

4.3 The determination on whether Oxford is entitled to invoke an Oxford Condition under Clause 4.2 shall be made by the Panel or, if the Panel is not willing to make the determination, by an arbiter (the "Arbiter").

4.4 The Arbiter shall act as an expert and not as an arbitrator and shall be a leading international investment bank selected by Cambridge and Oxford (or, if Cambridge and Oxford cannot agree on such appointment within 2 Business Days of the Panel declining to make the determination, by the president or chief executive at the relevant time of the London Investment Banking Association on application by either Cambridge or Oxford). Each party shall give the Arbiter such information and documents as the Arbiter may reasonably request. The Arbiter shall be instructed to make his determination as soon as practicable and in any event within 5 Business Days of his appointment.

4.5 The determination of the Panel or, as the case may be, by the Arbiter, shall be final and binding on Oxford and Cambridge.

4.6 Each party shall bear its own costs in relation to any determination. The charges of the Arbiter shall be borne equally between Oxford and Cambridge unless the Arbiter determines otherwise.

5.    IMPLEMENTATION OF THE TRANSACTION

5.1   Mutual obligations

      Each party shall use all reasonable endeavours to meet and to facilitate the implementation of the timetable and the actions set out in the Sequence of Events.

5.2   Scheme Document

      Oxford agrees that, to the extent that the Scheme Document relates to Cambridge, it will seek Cambridge's approval in respect of the Scheme Document (such approval not to be unreasonably withheld or delayed). Accordingly, Oxford undertakes to Cambridge that it shall provide to Cambridge drafts of the Scheme Document 2 Business Days prior to the time by which comments from Cambridge are required by Oxford in order that they may be incorporated in the next draft of the Scheme Document.

5.3   Listing Particulars

      Cambridge agrees that, to the extent that the Cambridge Listing Particulars relate to Oxford, it will seek Oxford's approval in respect of the Cambridge Listing Particulars (such approval not to be unreasonably withheld or delayed). Accordingly, Cambridge undertakes to Oxford that it shall provide to Oxford drafts of the Cambridge Listing Particulars 2 Business Days prior to the time by which comments from Oxford are required by Cambridge in order that they maybe incorporated in the next draft of the Cambridge Listing Particulars.

6. OPTIONS

      Cambridge shall in connection with the Merger and following the Effective Date make appropriate offers or proposals to the holders of Oxford Options to ensure that their interests are safeguarded.

7.    TERMINATION

7.1   Termination by Cambridge

      Cambridge shall be entitled to terminate this Agreement by serving notice on Oxford if:

      (a) Oxford shall be in breach of any of its material obligations under Clauses 3 and 5 of this Agreement;

      (b) the shareholders of Oxford do not pass, on the first occasion on which they are put to them, the Oxford Resolutions; or

      (c) there has been a breach of any Cambridge Condition in circumstances where it could be invoked under clause 4 that has not been waived by Cambridge.

7.2   Termination by Oxford

      Oxford shall be entitled to terminate this Agreement by serving notice on Cambridge if:

      (a) Cambridge shall be in breach of any of its material obligations under Clauses 3 and 5 of this Agreement; or

      (b) the shareholders of Cambridge do not pass, on the first occasion on which it is put to them, the Cambridge Resolutions; or

      (c) there has been a breach of any Oxford Condition in circumstances where it could be invoked under clause 4 that has not been waived by Oxford.

7.3   Termination by either party

      Either party shall be entitled to terminate this Agreement by serving notice on the other party if the Effective Date has not occurred by the Long Stop Date.

7.4   Accrued rights and survival

      Termination of this Agreement in accordance with its terms:

      (a) shall not affect the rights or liabilities of the parties which have accrued in accordance with this Clause 7 or otherwise have accrued due on or before termination;

      (b) shall be without prejudice to any other rights or remedies that either party may have under this Agreement or at law; and

      (c) shall not affect the continuance in force of any of the following provisions of this Agreement, 8 (Confidentiality) and 17 (Governing Law and Jurisdiction).

8.    CONFIDENTIALITY

      The terms of the Confidentiality Letter remains in till force and effect and shall not be affected by this Agreement or its termination.

9.    COSTS AND EXPENSES

      Costs and expenses

      Except when this Agreement provides otherwise, each party shall be responsible for all the costs, charges and expenses incurred by it in connection with and incidental to the preparation and completion of this Agreement.

10.   ENTIRE AGREEMENT

10.1  Agreement

      This Agreement, the Press Announcement, the Confidentiality Letter, the Non-Solicitation Agreement and the Break Fee Agreement represent the whole and only agreements between the parties in relation to the effecting of the Scheme and supersede any previous agreement whether written or oral between the parties in relation to that subject matter.

10.2  No liability unless statement made fraudulently

      Neither party shall have any liability or remedy in respect of any representation, warranty or other statement (other than those contained in this Agreement) being false, inaccurate or incomplete unless it was made fraudulently.

10.3  No reliance

      Each party acknowledges that in entering into this Agreement it places no reliance on any representation, warranty or other statement relating to the subject matter of this Agreement other than as set out in this Agreement.

11.   INVALIDITY

      If all or any part of any provision of this Agreement shall be or become illegal, invalid or unenforceable in any respect, then the remainder of such provision and/or all other provisions of this Agreement shall remain valid and enforceable and the remaining liabilities of the parties under this Agreement shall not be affected or impaired.

12.   AMENDMENTS, VARIATIONS AND WAIVERS

12.1  Amendments

      No amendment or variation of the terms of this Agreement shall be effective unless it is made or confirmed in a written document signed by both of the parties to this Agreement.

12.2  Waivers

      No delay in exercising or non-exercise by any party of any right, power or remedy provided by law or under or in connection with this Agreement shall impair, or otherwise operate as a waiver or release of, that right, power or remedy. Any waiver or release must be specifically granted in writing signed by the party granting it. Any single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

12.3  Rights and remedies exclusive

      The rights, powers and remedies of each party under this Agreement are cumulative and not exclusive of any rights or remedies of that party under the general law. Each party may exercise each of its rights as often as it shall think necessary

13.   COUNTERPARTS

13.1  Any number of counterparts

      This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each of the parties has executed at least one counterpart.

13.2  Each counterpart an original

      Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

14.   NOTICES

      All communications relating to this Agreement shall be in writing and delivered by hand or sent by post or facsimile to the party concerned at the relevant address shown at the start of this Agreement (or such other address as may be notified from time to time in accordance with this Clause by the relevant party to the other party). Any communication shall take effect if delivered by hand, upon delivery; if posted, upon delivery; and if sent by facsimile, when a complete and legible copy of the communication, whether that sent by facsimile or a hard copy sent by post or delivered by hand, has been received at the appropriate address.

15.   NO ASSIGNMENT

      The benefit of this Agreement may not be assigned, transferred, charged or dealt in (whether by way of security, trust or otherwise) either in whole or in part to any person

16.   THIRD PARTY RIGHTS

      The parties do not intend any term of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999.

17.   GOVERNING LAW AND JURISDICTION

      This Agreement shall be governed by and construed in accordance with English law and the parties irrevocably submit to the exclusive jurisdiction of the English Courts.

EXECUTION

The parties have shown their acceptance of the terms of this Agreement by executing it at the end of the Schedules.

                                   Schedule I

                                Scheme Conditions

                                                                  Responsibility

(a)   Approval of the Scheme by a majority in number              Oxford
      representing three fourths in value of the holders of Oxford Shares present and voting, either in person or by proxy, at the Court Meeting;

(b)   any resolution or resolutions of the holders of Oxford      Oxford
      Shares required to approve and implement the Scheme and the Merger being duly passed at the Oxford EGM;

(c)   any resolution or resolutions of holders of Cambridge       Cambridge
      Shares required in connection with the approval and implementation of the Merger being duly passed at the Cambridge EGM;

(d)   the sanction (with or without modification, provided        Oxford
      that any modification is approved by Cambridge and Oxford) of the Scheme (and confirmation of any reduction of capital involved in the Scheme) by the Court on terms satisfactory to both Oxford and Cambridge acting reasonably and an office copy of the Order being delivered by Oxford for registration to the Registrar of Companies in England and Wales (and registration of such Order confirming any reduction of capital involved in the Scheme with the Registrar of Companies in England and Wales);

(e)   the admission to the Official List of the New               Cambridge
      Cambridge Shares becoming effective in accordance with the Listing Rules and the admission of such shares to the London Stock Exchange's market for listed securities becoming effective or (if Oxford and Cambridge so determine and subject to the consent of the Panel) the UKLA agreeing or confirming its decision to admit such shares to the Official List and the London Stock Exchange agreeing to admit such shares to trading subject only to (i) the allotment of such shares and/or (ii) the Scheme becoming unconditional in all respects other than this paragraph (e)).

                                   Schedule 2

                               Sequence of Events

---------------------------------------------------------------------------------------------------
Date                  Action or Event                                             Party Responsible
---------------------------------------------------------------------------------------------------
23 January 2003       Press Announcement released and claim form lodged           Cambridge/Oxford
                      with the Court
---------------------------------------------------------------------------------------------------
24 January 2003       Latest drafts of:

                      Scheme Document;                                            Oxford

                      Cambridge Listing Particulars; and                          Cambridge

                      Cambridge Shareholder Circular                              Cambridge

                      exchanged by the parties
---------------------------------------------------------------------------------------------------
'D'-8                 Comments on Scheme Document, Cambridge Listing
                      Particulars and Cambridge Shareholder Circular to
                      be provided
                      by each party.                                              Cambridge/Oxford
---------------------------------------------------------------------------------------------------
'D'-6                 Substantially final version of Scheme Document to
                      be provided to Cambridge by Oxford                          Oxford
---------------------------------------------------------------------------------------------------
'D'-5*                Witness statement in support of claim form and
                      exhibit Scheme Document to be filed with the Court          Oxford
---------------------------------------------------------------------------------------------------
'D'-3                 Last day for material alterations to Scheme Document
                      Substantially final versions of Listing Particulars
                      and Carbon Circular to be provided to Oxford by Cambridge   Oxford
---------------------------------------------------------------------------------------------------
'D'-2**               Court hearing of claim form                                 Oxford/Cambridge
---------------------------------------------------------------------------------------------------
                      Scheme Document, Cambridge Listing Particulars and
'D'***                Cambridge Shareholder Circular posted                       Oxford/Cambridge
---------------------------------------------------------------------------------------------------
'D' + 24              o Court Meeting;                                            Oxford

                      o Oxford EGM; and                                           Oxford

                      o Cambridge EGM to be held                                  Cambridge
---------------------------------------------------------------------------------------------------
'D' + 25              File special resolution with Registrar of Companies         Oxford
                      in England and Wales

                      Present petition and all relevant ancillary
                      documents to Court                                          Oxford
---------------------------------------------------------------------------------------------------
'D' + 34****          Court directions hearing to be held                         Oxford
---------------------------------------------------------------------------------------------------
'D' + 35*****         Advertise notice of Petition hearing                        Oxford
---------------------------------------------------------------------------------------------------
'D' + 44******        Court hearing of the Petition                               Oxford

                      Order obtained                                              Oxford

                      All scheme conditions to have been fulfilled/waived         Oxford/Cambridge
---------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
'D' + 45              Apply for New Cambridge Shares to be admitted to Listing      Cambridge
-----------------------------------------------------------------------------------------------------
'D' + 47              Register Order and Scheme effective
-----------------------------------------------------------------------------------------------------

* Must be 2 clear Business Days before hearing on claim form.

** Should be no later than 3 February 2003.

*** Should be no later than 6 February 2003.

**** Must be 7 Business Days after the Court Meeting.

***** Must be 7 days prior to petition hearing.

****** Must be 10 days after directions hearing

SIGNED by John Aston                            )
Director duly authorised for and on behalf of   )       /s/ [illegible]
CAMBRIDGE ANTIBODY TECHNOLOGY GROUP PLC         )


SIGNED by                                       )
Director duly authorised for and on behalf of   )
OXFORD GLYOSCIENCES PLC                         )